EXHIBIT 10.8

                              TECHNOLOGY AGREEMENT

     THIS TECHNOLOGY AGREEMENT (the "AGREEMENT") is effective as of September 18, 2003 (the "Effective DATE") by and between NutraCea, Inc. flk/a NutraStar, Inc. (hereinafter "NUTRACEA"), a California corporation having a place of business at 1261 Hawks Flight Court, El Dorado Hills, California 95762, W.F.
Young,  Inc.  ("WFY"),  a  Massachusetts  corporation with offices at 302 Benton
Drive, East Longmeadow MA 01028, and Wolcott Farms, Inc. ("Wolcott"), a California corporation with offices at 315 West Sycamore Street, Willows, CA 95988. NutraCea, WFY and Wolcott may hereinafter be individually referred to as a "PARTY" or collectively as the "PARTIES".

     WHEREAS, NutraCea is the owner of, or has the right to use, certain technology related to the manufacture of nutraceutical products containing stabilized rice bran and stabilized rice bran derivatives;

     WHEREAS,  WFY  is  a  leading  provider  of human and animal care products;

     WHEREAS, NaturaiGlo Specialty Products, LLC, is a Delaware limited liability corporation to be jointly owned by WFY and Wolcott;

     WHEREAS, WFY and NutraGlo, Inc., a joint venture between Wolcott and NutraCea, are parties to that certain distribution agreement dated May 1, 2001, pursuant to which, among other items, WFY was appointed the exclusive worldwide distributor of an equine anti-inflammatory food supplement formulation based on NutraCea's proprietary technology rights (the "DISTRIBUTION AGREEMENT");

     WHEREAS, Wolcott, WFY and NutraCea are parties to a letter of intent dated September 18, 2003, pursuant to which the Parties desire to establish rights of NGSP in and to NutraCea's proprietary technology and to amend and clarify the Parties' rights and obligations under the Distribution Agreement (the "LOII"), pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, and the consideration and mutual covenants contained herein, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   DEFINITIONS

For purposes of this Agreement, the following terms have the meanings set forth below.

     1.1 "AFFILIATE" means any person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the applicable party. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect,


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of  the power to direct or cause the direction of the management and policies of a person or entity, whether through membership, ownership of voting securities, by contract or otherwise.

     1.2 "CONFIDENTIAL INFORMATION" means information in any form or medium, that is either designated as proprietary and/or confidential by the disclosing Party or, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential. Additionally, the Licensed Information shall be considered the Confidential Information of NutraCea. Confidential Information shall not include any information that: (i) was publicly known at the time of its receipt by the receiving Party or has become publicly known other than by a breach of this Agreement or any other obligation of confidentiality; (ii) was already known by the receiving Party prior to its disclosure, without obligation to keep it confidential, at the time of its receipt, as evidenced by prior documentation thereof; (iii) is developed independently by the receiving Party without use of or reference to the other Party's Confidential Information; or (iv) is received by the receiving Party in good faith from a third party lawfully in possession thereof without obligation to keep such information confidential and without requiring the receiving Party to keep the information confidential.

     1.3 "FLEX + PRODUCT" means the Product (as defined in the Distribution Agreement).

     1.4 "INFORMATION" means trade secrets, know-how, documentation and other technical information proprietary to NutraCea and related to the development of nutraceutical products containing SRB for use in human and non-human applications, but expressly excluding the Patents.

     1.5 "PATENTS" means U.S. Application No. 20030118672 entitled "Method for Treating Joint Inflammation, Pain and Loss of Mobility", published on June 26, 2003, and assigned to NutraCea (the "APPLICATION"), any patents that may issue from the foregoing application, all continuations, continuations-in-part, reexaminations, divisionals, reissues, and improvements thereto, and any foreign counterparts to any of the foregoing.

     1.6     "TECHNOLOGY"  means  the  Information  and  the  Patents.

     1.7 "SRB" means stabilized rice bran and stabilized rice bran derivatives.

     1.8 "Term" shall have the meaning ascribed to such term in Section. 8.1 hereof

2.   AMENDMENT AND CLARIFICATION OF DISTRIBUTION AGREEMENT

     2.1 The Parties hereby agree to replace and restate Section 9(A) of the Distribution Agreement by extending the initial term of the Distribution Agreement through September 17, 2006, subject to the earlier termination of the Distribution Agreement as provided in Sections 9(B) and 9(C) thereof. This new initial term of the Distribution Agreement shall be automatically renewable for additional one year terms by WFY upon advance written notice


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by  WFY  to  NutraCea  no less than ninety (90) days prior to the end of the new initial  term  or  any  renewal  term.

     2.2 The Parties agree NutraCea will retain its current production rights of meal and pellet forms of the Flex + Product in its 30 day and 60 day packages through September I7, 2006. The .Parties further agree to replace and restate WFY's minimum Flex + Product purchase requirements under the Distribution Agreement by requiring a new minimum Flex + Product purchase requirement of * over the remainder of the term of the Distribution Agreement (the "MINIMUM PURCHASE REQUIREMENT").

     2.3  Subject  to NutraCea's retained production rights set forth in Section
2.2 and WFY's rights under the Distribution Agreement as amended herein, and notwithstanding Section 3.1 below, NutraCea hereby assigns and transfers to NGSP all rights related to the production and distribution of non-human nutraceutical products containing SRB that are created using the Technology.

     2.4 In exchange for the modifications and amendments to the Distribution Agreement and rights granted to NGSP as set forth in this Article 2, WFY agrees to pay to NutraCea the sum of $ * ("FLEX + PRICE"). NutraCea agrees and acknowledges its receipt of $ * of the Flex + Price as of the Effective Date (the "INITIAL FLEX + PAYMENF'). WFY agrees to pay the remaining $ * of the Flex + Price concurrently with the execution of this Agreement.

     2.5 The Parties agree the Flex + Price will be treated as a deposit on the Minimum Purchase Requirement and will be applied to the invoiced amounts in partial payment at the time of WFY orders for Flex + Product. The Parties agree the Flex + Product cost will remain at $ * per pound for the Minimum Purchase Requirement and will thereafter be subject to the * % cost increase limits set forth in the Distribution Agreement. Any Flex + Product purchased after the Effective Date shall be applied against any outstanding commitments of WFY to purchase Flex + Product under the Distribution Agreement as of the Effective Date.

     2.6 The Parties agree to amend the Distribution Agreement to permit WFY to utilize a "human label" (as required under applicable provisions of the Dietary Supplement Health and Education Act of 1994, as amended) in conjunction with the distribution of the Flex + Product for classes of trade that service the equine industry (e.g., farm, feed, tack stores, chain pet stores and printed or online catalogs).

     2.7 Except as expressly amended by the terms of this Article 2, the terms and conditions of the Distribution Agreement shall remain in fall force and effect.

     "*" REFERS TO PROPRIETARY INFORMATION FOR WHICH NUTRACEA IS REQUESTING CONFIDENTIAL TREATMENT

3.   TECHNOLOGY OPTIONS

     3.1 In the event a U.S. patent issues from the Application, WFY will have six (6)


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weeks  from  the  date  of  such  issuance  in  which  to examine the patent and determine, in its sole discretion, whether it wishes NGSP to obtain certain rights in the Technology. In the event WFY desires NGSP to obtain such rights in the Technology, NutraCea hereby agrees to execute a technology license agreement substantially in the form attached hereto as Exhibit A
                                                    ----------
     ("TECHNOLOGY License Agreement") at any time during the Tenn of this Agreement within ten (10) business days of its receipt of such notice from WFY.

     3.2 NutraCea represents and warrants to WFY that it is engaged in good faith negotiations with RiceX Company ("RiceX"), a Ieading manufacture of SRB, whereby NutraCea would acquire all shares or substantially all assets of RiceX. In connection with this acquisition, NutraCea will clarify and confirm its cun.ent exclusive right to manufacture and distribute, on a worldwide basis, all nutraceutical products containing RiceX brand SRB for human and non-human uses. In the event NutraCea consummates the foregoing acquisition at any time following the Effective Date, NutraCea will immediately inform WFY of such consummation and WFY will have four (4) weeks from the date of such notice in which to determine, in its sole discretion, whether it wishes NGSP to obtain certain rights in the Technology. In the event WFY desires NGSP to obtain such rights in the Technology, NutraCea hereby agrees to assign to NGSP NutraCea's exclusive right to manufacture and distribute, on a worldwide basis, all nutraceutical products containing RiceX brand SRB for non-human uses; provided, however, in the event NutraCea is manufacturing a "competitive" nutraceutical product containing RiceX brand SRB for non-human use at the time WFY exercises the foregoing option, then NutraCea will be the manufacturer of such product for NGSP for as long as such product remains "competitive". For purposes of this
Section 3.2, a "competitive" nutraceutical product containing RiceX brand SRB for non-human use is a product that (a) is similar to a third party's nutraceutical product containing SRB, (b) is of same or better quality, and (c) is priced at no more than * % over the price to NGSP for such third party product.

     3.3 To the extent WFY exercises either option set forth in Sections 3.1 or 3.2 above:

     (a)  WFY will pay to NutraCea a lump-sum fee of $ * (the "OPTION FEE"); and

     (b) the Parties agree and acknowledge that the Flex + Price shall be deemed a deposit against the Option Fee; provided, however, if the Flex Price has already been applied to the purchase of Flex + Product under Sections 2.4 and 2.5 above, then WFY will not be permitted to offset the Flex T Price against the Option Fee.
  "*" REFERS TO PROPRIETARY INFORMATION FOR WHICH NUTRACEA IS REQUESTING CONFIDENTIAL TREATMENT

4.   CONFIDENTIALITY

     4.1     Neither  Party  shall  disclose  the  other  Party's  Confidential
Information received under this Agreement to any third party or use such Confidential Information for any purpose other than as expressly set forth in this Agreement. Each Party shall take reasonable measures,


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consistent  with those taken to protect its own Confidential Information, and in no event less than commercially reasonable steps, to protect the other's Confidential Information against disclosures in violation of this Agreement. A Party may disclose Confidential Information to an employee or agent of the Party who must have such information to perform its obligations under this Agreement, provided that such employee or agent has been advised of the confidential nature of the information and is under an express written obligation to maintain such confidentiality. Any and all reproductions made by a receiving Party of the disclosing Party's Confidential Information must prominently contain a confidentiality legend.

     4.2 The Parties agree that a breach of the terms of this Article 4 would result in irreparable injury to the non-breaching Party for which a remedy in damages would be inadequate. The Parties agree that in the event of actual or threatened breach, the non-breaching Party shall be entitled to seek an injunction to prevent such actual or threatened breach. Each Party will give the other written notice of any breach by such Party of any confidentiality obligation set forth in this Agreement as soon as such Party becomes aware of the breach. Nothing herein shall be construed as prohibiting the disclosing Party from pursuing any other remedy available under this Agreement for such actual or threatened breach.

     4.3 Neither Party shall not in breach of this Agreement if it discloses the other Party's Confidential Information pursuant to an order of an United States governmental authority or a court of competent jurisdiction; provided that the receiving Party immediately notifies the disclosing Party of such requirement and uses best efforts to obtain confidential treatment of the disclosing Party's Confidential Information by the agency or court.

     4.4 The obligations of confidentiality set forth in the Article 4 shall survive the termination or expiration of this Agreement. Nothing herein shall be deemed to have any effect on the protections afforded a Party under any applicable trade secret law, or other law that purports to protect the confidentiality of a Party's information.

5.   WARRANTIES

     5.1 Each Party represents and warrants to the other that as of the Effective Date it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.

     5.2     NutraCea  represents  and  warrants  to  WFY  and  Wolcott  that:

     (a) the Technology does not infringe on any patent or other intellectual property right of any third party, and does not misappropriate any trade secrets of any third party;

     (b) it owns or has the right to use the Technology in the nmrmer contemplated by the Distribution Agreement, this Agreement and the Technology License Agreement;

     (c) it has the right to grant the rights in and to the Technology contemplated by the Technology License Agreement;

     (d)  except as set forth our Exhibit B attached hereto, no person or entity
                                  ---------
          has any ownership interest in or to the Technology or any portion thereof; and there is no claim or demand of any person or entity pertaining to, or any proceeding which is pending or threatened, against NutraCea or any Affiliate of NutraCea in respect of the Technology.

     5.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.   INDEMNIFICATION

     6.1 Each Party agrees to defend, indemnify and hold harmless the other Party from and against any and all claims, demands, liabilities, losses, costs, damages, fees or expenses (including attorneys fees) arising out of such Party's breach of any of its representations, warranties, covenants or obligations set forth in this Agreement.

     6.2  A Party seeking indemnification in accordance with this Article 6 must
(a) promptly notify the indemnifying Party of the claim, (b) give the indemnifying Party full opportunity and authority to assume control of the defense or settlement of claims or suits, and (iii) furnish to the indemnifying Party all information and assistance available for the defense. of such claim or suit.

7.   LIMITATION  OF  LIABILITY

     7.1 Neither Party will be liable to the other Party for any indirect, actual, special or consequential damages of any kind or nature whatsoever, including, without limitation, lost profits, business interruptions, or other economic loss arising out of or in any way relating to this Agreement.

     7.2 The limitation of liability set forth in Section 7.1 shall not apply to a Party's indemnification and confidentiality obligations hereunder or in the event of gross negligence or willful misconduct by a Party.

8.   TERM  AND  TERMINATION

     8.1 This Agreement shall commence on the Effective Date and continue until the later of WFY exercise of either option under Sections 3.1 or 3.2, unless sooner terminated in accordance with the provisions set forth below (the "Term").

     8.2 Either Party may terminate this Agreement upon written notice if the other Party fails to perform or abide by any of its material obligations under this Agreement, unless such default or breach has been cured within thirty (30) days of written notice thereof by the non-breaching Party.

     8.3 The Parties may mutually agree to terminate this Agreement in a writing signed


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by  duly  authorized  representatives  of  both  Parties.

     8.4     The  following  provisions  shall  survive  any termination of this
Agreement:  Articles  I,  2,  4,  5,  6,  7  and  9.

9.   MISCELLANEOUS

     9.1 NutraCea agrees that NGSP shall have the unrestricted right, subject to the mutual agreement of WFY and Wolcott, to transfer this Agreement or any and all rights NGSP obtains in and to the Technology upon written notice to NutraCea. NutraCea shall have no right to assign this Agreement, or any of its rights or obligation hereunder, to any third party without the consent of WFY and Wolcott which consent shall not be unreasonably withheld. Notwithstanding the foregoing, NutraCea shall be permitted to assign this Agreement to an Affiliate of NutraCea or in connection with the transaction contemplated under
Section 3.2 hereof Subject to the foregoing requirements of this Section 9.1, this Agreement shall be binding upon and shall inure to the benefit of the respective Parties hereto, their respective successors-in-interest, legal representatives, heirs and permitted assigns.

     9.2 No modification of this Agreement shall be effective unless in writing and signed by the Parties hereto.

     9.3 All notices and other communications hereunder shall be in writing and shall be sent by personal delivery, registered or certified mail, overnight delivery service, postage prepaid, or by facsimile with receipt of an electronic delivery confirmation, addressed as follows:

     If  to  NutraCea:     NutraCea,  Inc.
                           1261 Hawk's Flight Court El
                           Dorado Hills, CA 95762
                           Phone: (916) 933-7000 Fax:
                           (916)  933-7001  Attention:
                           John  Howell

     If to WFY:            W.F. Young, Inc.
                           302 Benton Drive
                           East  Longmeadow,  MA  01028
                           Phone:  1  800  628-9653
                           Fax:  (413) 526-8990
                           Attention:  Tyler  Young


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     If to Wolcott:        Wolcott  Farms,  Inc.
                           315  West  Sycamore  Street
                           Willows,  CA  95988
                           Phone:  1  800  680-8254
                           Fax: 1 530 934-8370
                           Attention: Win Wolcott

Either Party may change its address for receiving notice by written notice given to the other Party. All notices shall be effective upon the earlier of actual delivery or three (3) calendar days after deposit in the mail addressed as set forth above.

     9.4 This Agreement shall be governed by and construed in accordance with the laws of the State of California. The Parties agree that any dispute hereunder shall be settled by arbitration in New York, New York, pursuant to the rules of the American Arbitration Association. Any arbitration ruling issued pursuant to the Section 9.4 may be enforced in any court of competent jurisdiction.

     9.5 If any provisions of this Agreement shall be held unenforceable, such holding shall not affect the enforceability of any other provisions herein as long as the unenforceable provision(s) does not materially affect the rights granted in this Agreement.

     9.6 Neither Party shall be responsible for delays or failures in performance resulting from acts beyond their reasonable control, including, without limitation, acts of God; strikes, riots, acts of war, epidemics, fire, communication line failures, earthquakes, floods, or other disasters.

     9.7 Failure of either Party to seek a remedy for the breach of any portion of this Agreement by the other Party shall not constitute a waiver of its rights with respect to the same or any subsequent breach.

     9.8 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one and the same Agreement.

     9.9 This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting this Agreement in construing or interpreting the provisions hereof.

     9.10 Each Party covenants that at any time, and from time to time, after the Effective Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other Party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement, including without limitation, delivering the Technology License Agreement and any other instruments of conveyance, sale, transfer or assignment.

     9.11 This Agreement, including the Exhibits attached hereto, and the Distribution Agreement contain the entire understanding and agreement of the Parties with respect to the


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subject  matter  hereof,  and  supersedes  any  prior written or oral agreements between  them  with  respect  thereto  including,  without  limitation  the LOI.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the dates shown proximate the execution signatures but which shall have the Effective Date shown above.

                     EXHIBIT A: TECHNOLOGY LICENSE AGREEMENT

     THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is entered into as of 200__ (the "EFFECTIVE DATE") by and between NutraCea, Inc. (hereinafter "NUTRACEA"), a [CALIFORNIA] corporation having a place of business at 1261 Hawks Flight Court, El Dorado Hills, California 95762, and NaturalGlo Specialty Products, LLC (hereinafter "NGSP"), a Delaware limited liability corporation. NutraCea and NGSP may hereinafter be individually referred to as a "PARTY" or collectively as the "PARTIES".

     WHEREAS, NutraCea is the owner of, or has the right to use, certain technology related to the manufacture of nutraceutical products containing stabilized rice bran and stabilized rice bran derivatives;

     WHEREAS, Natural G1o Specialty Products, LLC, is a Delaware limited liability corporation jointly owned by W.F. Young, Inc. ("WFY") and Wolcott Fauns, inc. ("WOLCOTT");

     WHEREAS, WFY, Wolcott and NutraCea are parties to that certain technology agreement dated October 3, 2003 pursuant to which WFY has an option to obtain certain technology rights of NutraCea on behalf of NGSP (the "TECHNOLOGY AGREEMENT"), pursuant to the terms and conditions of this Agreement; and

     WHEREAS, WFY has exercised its option under Section 3.1 of the Technology Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, and the consideration and mutual covenants contained herein, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   DEFINITIONS

For purposes of this Agreement, the following terms have the meanings set forth below.

     1.1 "Affiliate" means any person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the applicable party. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through membership, ownership of voting securities, by contract or otherwise.

     1.2 "CONFIDENTIAL INFORMATION" means information in any form or medium, that is either designated as proprietary and/or confidential by the disclosing Party or, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential. Additionally, the Licensed Information shall be considered the Confidential Information of NutraCea. Confidential Information shall not include any information that: (i) was publicly known at the time of its receipt by the receiving Party or has become publicly known other than by a breach of this Agreement or any other obligation of confidentiality; (ii) was already known by the receiving Party prior to its disclosure, without obligation to keep it confidential, at the time of its receipt, as evidenced by prior documentation thereof, (iii) is developed independently by the receiving Party without use of or reference to the other Party's Confidential Information; or (iv) is received by the receiving Party in good faith from a third party lawfully in possession thereof without obligation to keep such information confidential and without requiting the receiving Party to keep the information confidential.

     1.3 "LICENSED INFORMATION" means trade secrets, know-how, documentation and other technical information proprietary to NutraCea and related to the development of nutraceutical products containing SRB for use in human and non-human applications provided by NutraCea to NGSP wider this Agreement, including without limitation the Licensed Information set forth in Schedule A
                                                                      ----------
attached hereto, but expressly excluding the Licensed Patents.

     1.4 "LICENSED PATENTS" means U.S. Application No. 20030118672 entitled "Method for Treating Joint Inflammation, Pain and Loss of Mobility", published on June 26, 2003, and assigned to NutraCea (the "APPLICATION"), any patents that may issue from the foregoing application, all continuations, continuations-in-part, reexaminations, divisionals, reissues, and improvements thereto, and any foreign counterparts to any of the foregoing.

     1.5 "LICENSED PRODUCT" means any non-human nutraceutical product containing SRB and created using the Licensed Information including, without limitation the Flex + Product, the manufacture, use, sale or import of which would infringe the claims set forth in the Licensed Patents. Licensed Products may be created in any form including, without limitation, powder, pellets, wafers or liquid.

     1.6 "LICENSED TECHNOLOGY" means the Licensed Information and the Licensed Patents.

     1.7 "NET SALES" means with respect to a Licensed Product, the gross invoiced price paid by a third party for the Licensed Product, less the following deductions to the extent actually paid or allowed: (a) repayments, allowances or credits actually given to such third parties for returned or defective Licensed Products; (b) freight, transportation, delivery, taxes and insurance costs incurred in transporting such Licensed Products to such third parties if separately itemized on the invoice paid by the third party; (c) sales, value-added, use and other direct taxes (other than income) to the extent separately stated on purchase orders, invoices or other documents of sale; and
(d) customs and tariff duties and surcharges and other governmental charges incurred in connection with the exportation or importation of the Licensed Products.

     1.8     "REPORTS"  shall  have the meaning ascribed to such term in Section
3.1  hereof

     1.9     "ROYALTY  PAYMENTS" shall have the meaning ascribed to such term in
Section  4.1  hereof

     1.10 "Sale" or "Sold" means the sale, lease, license, transfer, exchange, or other disposition of Licensed Products whether by gift or otherwise. A Sale shall be deemed consummated upon the first to occur of: (a) receipt of payment from the purchaser; (b) delivery of Licensed Products to the purchaser or a common carrier; (c) if deemed sold by use, when first put to such use; or (d) if otherwise transferred, exchanged, or disposed of, whether by gift or otherwise, when such transfer, exchange, gift, or other disposition occurs.

     1.11 "SRB" means stabilized rice bran and stabilized rice bran derivatives.

     1.12     "TERM"  shall  have  the meaning ascribed to such term in. Section
10.1  hereof.

2.   TECHNOLOGY LICENSE GRANT

     2.1 Subject to the terms and conditions specified in this Agreement, NutraCea hereby grants to NGSP during the Term an exclusive, worldwide, and in-evocable right and license to use the Licensed Technology to make, have made, use, sell, offer for sale, import, market and distribute the Licensed Products.

     2.2 The Parties agree that NGSP is granted only rights for non-human applications of the Licensed Technology and, unless otherwise set forth herein, that NutraCea expressly reserves all rights for human applications of the Licensed Technology.

     2.3 NGSP may retain third parties to assist in the development, manufacture or distribution of the Licensed Product, provided that such third party contractor sign a confidentiality agreement containing substantially similar terms set forth herein protecting NutraCea's rights in the Licensed Technology. NGSP shall remain liable to NutraCea for the acts and omissions of any third party contractor it retains.

     2.4 NutraCea hereby agrees NGSP may utilize a "human label" (as required under applicable provisions of the Dietary Supplement Health and Education Act of 1994, as amended) in conjunction with the distribution of the Licensed Products for classes of trade that service the equine industry (e.g., farm, feed, tack stores, chain pet stores and printed or online catalogs).

3.   REPORTS AND RECORDS PAYMENT TERMS

     3.1 Within forty-five (45) days after the end of each calendar quarter during the Term, NGSP shall submit to NutraCea a written report (each a "REPORT") setting forth the following for the preceding Calendar Quarter: (a) all Sales of the Licensed Product; (b) a computation of the Net Sales price for each Sale; and (c) a computation of the Royalty Payment payable hereunder.

     3.2 During the seven (7) year royalty term set forth in Section 4.1 below and for a period of one (1) year thereafter, NGSP shall keep complete and accurate records of all Sales in accordance with generally accepted accounting principles and in sufficient detail to enable royalty and other payments required hereunder to be readily and accurately determined. During the seven (7) year royalty term set forth in Section 4.1 below and for a period of one (1) year thereafter, NutraCea or its independent auditor shall have the right annually at NutraCea's expense to review such records in the location(s) where such records are maintained by NGSP upon reasonable notice and during regular business hours and under obligations of confidence. If the review reflects an underpayment of royalties to NutraCea, such underpayment shall be immediately remitted to NutraCea, together with interest calculated in the manner provided in Section 4.2.

4.   ROYALTIES;  PAYMENT  TERMS

     4.1 NGSP shall pay NutraCea a royalty equal to * percent (*%) of Net Sales for all Licensed Products Sold by NGSP or its agents for a period of * (*) years from the Effective Date ("ROYALTY PAYMENTS").

  "*" REFERS TO PROPRIETARY INFORMATION FOR WHICH NUTRACEA IS REQUESTING CONFIDENTIAL TREATMENT

     4.2 All payments due to NutraCea under this Agreement shall be made in U.S. dollars as follows: (i) for all Royalty Payments, on the date the corresponding Report is due in accordance with Section 3.1; and (ii) for any other amounts due hereunder, within thirty (30) days of the specified due date or invoice date. In the event that NGSP fails to pay any amount when due, NutraCea may charge a late fee equal to one percent (I%) per month (or, if less, the maximum amount allowed by applicable law) calculated on the number of days such payment is past die. The payment of such interest shall not foreclose NutraCea from exercising any other rights it may have because any payment is overdue.

5.   CONFIDENTIALITY

     5.1 Neither Party shall disclose the other Party's Confidential Information to any third party or use such Confidential Information for any purpose other than as expressly set forth in this Agreement. Each Party shall take reasonable measures, consistent with those taken to protect its own Confidential Information, and in no event less than commercially reasonable steps, to protect the other's Confidential Information against disclosures in violation of this Agreement. A Party may disclose Confidential Information to an employee or agent of the Party who must have such information to perform its obligations under this Agreement, provided that such employee or agent has been advised of the confidential nature of the information and is under an express written obligation to maintain such confidentiality. Any and all reproductions made by a receiving Party of the disclosing Party's Confidential information must prominently contain a confidentiality legend.

     5.2 The Parties agree that a breach of the terms of this Article 5 would result in irreparable injury to the non-breaching Party for which a remedy in damages would be inadequate. The Parties agree that in the event of actual or threatened breach, the non-breaching Party shall be entitled to seek an injunction to prevent such actual or threatened breach. Each Party will give the other written notice of any breach by such Party of any confidentiality obligation set forth in this Agreement as soon as such Party becomes aware of the breach. Nothing herein shall be construed as prohibiting the disclosing Party from pursuing any other remedy available under this Agreement for such actual or threatened breach.

     5.3 Neither Party shall not in breach of this Agreement if it discloses the other Party's Confidential information pursuant to an order of an United States governmental authority or a court of competent jurisdiction; provided that the receiving Party immediately notifies the disclosing Party of such requirement and uses best efforts to obtain confidential treatment of the disclosing Party's Confidential Information by the agency or court.

     5.4 The obligations of confidentiality set forth in the Article 5 shall survive the termination or expiration of this Agreement. Nothing herein shall be deemed to have any effect on the protections afforded a Party under any applicable trade secret law, or other law that purports to protect the confidentiality of a Party's information.

6.   PROPRIETARY RIGHTS

     6.1 NutraCea shall have and retain full and complete ownership of the Licensed Technology during the Term of this Agreement and thereafter, and NGSP agrees that nothing contained herein shall vest or otherwise give to NGSP any right, title or interest in or to any of the Licensed Technology, other than the license granted herein.

     6.2 NutraCea retains the right in its sole discretion to seek, obtain and maintain patent protection in the United States and in those foreign countries deemed appropriate by NutraCea for the Licensed Technology. hi the case that NutraCea does not seek patent protection, NGSP will have the right to pursue, at its expense, such protection in the United States and those foreign countries deemed appropriate by NGSP. Such patents shall be assigned to NutraCea and shall be subject to alt the terms and conditions of this Agreement.

     6.3 NutraCea shall be solely entitled to determine and carry out, in its discretion, the course of action, if any, that may be appropriate for responding to instances of infringement of the Licensed Technology or violations of NutraCea's or NGSP's rights with respect to the Licensed Technology, and except as provided in this Article 6, NutraCea shall have no obligation to NGSP
                        -----------
regarding NutraCea's decision whether to take action or regarding any course of action NutraCea may choose to take, provided that NutraCea shall exercise sound judgment and take all reasonable care to protect and defend its rights in the Licensed Technology_ Where the third party infringement relates to the Licensed Technology, NutraCea may, at its own expense and in its own name, institute and prosecute any actions or proceedings or take other appropriate action against third parties to bring about discontinuance of such third party infringement. NGSP will join such litigation as a named party, at NutraCea's request, if necessary to the litigation, and NGSP will provide reasonable assistance to NutraCea and at the expense of NutraCea.

     6.4 If NGSP believes that additional or different action should be taken against infringement, then NGSP may so notify NutraCea in writing and, if NutraCea so elects in NutraCea's sole discretion, NGSP may take action itself; at NGSP's own expense. NutraCea will join such litigation as a named party, at NGSP's request, if necessary to the litigation, and NutraCea will provide reasonable assistance to NGSP, and at the expense of NGSP. NGSP shall keep NutraCea reasonably and timely informed of any action it takes hereunder and shall further provide NutraCea with such specific information as NutraCea may require. If NGSP takes action under such circumstances, NutraCea may elect at any time to resume responsibility, at NutraCea's expense, for carrying out or disposing of such action.

     6.5 NutraCea will retain all proceeds from litigation prosecuted at the expense of NutraCea. NGSP will retain all proceeds from litigation prosecuted solely at the expense of NGSP. The parties agree to split all proceeds in accordance with the percentage of fees paid by each party where parties jointly litigate against a third party infringer.

     6.6 The Parties agree and acknowledge the Licensed Technology consists of "intellectual property" as that term is utilized under Section 365(n) of the United States Bankruptcy Act (the "Act"), and that NGSP is to receive and enjoy the benefits of a licensee of intellectual property under Section 365(n) of the Act

7.   WARRANTIES

     7.1 NutraCea and NGSP each represents and warrants to the other that as of the Effective Date it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.

     7.2     NutraCea  represents  and  warrants  to  NGSP  that:

     (a) the Licensed Technology does not infiiinge on any patent or other intellectual property right of any third party, and does not misappropriate any trade secrets of any third party;

     (b) it owns or has the right to use the Licensed Technology in the manner contemplated by this Agreement;

     (c) it has the right to grant the rights in and to the Licensed Technology contemplated by this Agreement;

     (d) except as set forth on Schedule B attached hereto, no person or entity ---------- has any ownership interest in or to the Licensed Technology or any portion thereof; and

     (e) there is no claim or demand of any person or entity pertaining to, or any proceeding which is pending or threatened, against NutraCea or any Affiliate of NutraCea in respect of the Licensed Technology.

     7.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.   INDEMNIFICATION

     8.1 NutraCea agrees to defend, indemnify and hold harmless NGSP from and against any and all claims, demands, liabilities, losses, costs, damages, fees or expenses (including attorneys fees) arising out of NutraCea's breach of any of its representations, warranties, covenants or obligations set forth in this Agreement.

     8.2 NGSP agrees to indemnify, defend and hold harmless NutraCea from and against any and all claims, demands, liabilities, losses, costs, damages, fees or expenses (including attorneys fees) arising out of any of the following: (a) any unauthorized use of or infringement of the Licensed Technology by NGSP or its employees, agents or third party contractors; and (b) any material breach of this Agreement by NGSP or its employees, agents or third party contractors.

     8.3  A Party seeking indemnification in accordance with this Article 8 must
(a) promptly notify the indemnifying Party of the claim, (b) give the indemnifying Party full opportunity and authority to assume control of the defense or settlement of claims or suits, and (iii) furnish to the indemnifying Party all information and assistance available for the defense of such claim or suit.

     8.4 If the Licensed Technology furnished hereunder is threatened or held in any action or claim to constitute an infringement of a third party's intellectual property rights, NutraCea, in addition to its other obligations under this Article S and at its sole option and expense, will:

     (a) procure for NGSP the right to continue using the Licensed Technology hereunder; or

     (b) replace or modify the Licensed Technology with a version of the Licensed Technology that is non-infiinging,

9.   LIMITATION  OF  LIABILITY

     9.1 Neither Party will be liable to the other Party for any indirect, actual, special or consequential damages of any kind or nature whatsoever, including, without limitation, lost profits, business interruptions, or other economic loss arising out of or in any way relating to this Agreement or the Licensed Technology.

     9.2 Except as provided in Section 9.3, in no event shalt either Party's total, aggregate liability for any proven, direct damages arising out of or relating to this Agreement or the Licensed Technology exceed the Royalty
Payments  paid  by  NGSP  to  NutraCea  under  this

Agreement.

9.3 The limitation of liability set forth in Sections 9.1 and 9.2 shall not apply to the Parties' indemnification and confidentiality obligations hereunder or in the event of gross negligence or willful misconduct by either Party.

10.  TERM  AND  TERMINATION

     10.1 This Agreement shall commence on the Effective Date and shall continue for the life of the last issued Licensed Patent with regard to the Licensed Patents, unless sooner terminated in accordance with the provisions set forth below (the "Term").

     10.2 Either Party may terminate this Agreement upon written notice if the other Party fails to perform or abide by any of its material obligations under this Agreement, unless such default or breach has been cured within thirty (30) days of written notice thereof by the non-breaching Party. NGSP's obligation to make Royalty Payments shall be deemed a material obligation.

     103 The following provisions shall survive any termination of this Agreement_ Articles I, 3, 5, 6, 7, 8, 9, 10 and i 1.
     11.  MISCELLANEOUS
     11.1 NutraCea agrees that NGSP shall have the unrestricted right, subject to the mutual agreement of WFY and Wolcott, to transfer this Agreement or any and all rights NGSP obtains in and to the Licensed Technology upon written notice to NutraCea. NutraCea shall have no right to assign this Agreement, or any of its rights or obligation hereunder, to any third party without the consent of NGSP which consent shall not be unreasonably withheld. Subject to the foregoing requirements of this Section 11.1, this Agreement shall be binding upon and shall inure to the benefit of the respective Parties hereto, their respective successors-in-interest, legal representatives, heirs and permitted assigns.

     11.2 No modification of this Agreement shall he effective unless in writing and signed by the Parties hereto.

     11.3 All notices and other communications hereunder shall be in writing and shall be sent by personal delivery, registered or certified mail, overnight delivery service, postage prepaid, or by facsimile with receipt of an electronic delivery confirmation, addressed as follows:

     If  to  NutraCea:        NutraCea,  Inc.
                              1261  Hawk's Flight Court El
                              Dorado I-lilis, CA 95762
                              Phone: (916) 933-7000 Fax:
                              (916)  933-7001
                              Attention:  John  Howell
     if  to  NGSP:            W.F. Young, Inc.
                              302  Benton  Drive
                              East  Longmeadow,  MA  0102S
                              Phone:  1800  628-9653
                              Fax:  (413)  526-8990
                              Attention:  Tyler  Young

     and

                              Wolcott  Farris,  Inc.
                              315  West  Sycamore  Street
                              Willows,  CA 95988 Phone:
                              1 800 680-8254 Fax: 1 530
                              934-8370  Attention:  Win
                              Wolcott

Either Party may change its address for receiving notice by written notice given to the other Party. All notices shall be effective upon the earlier of actual delivery or three (3) calendar days after deposit in the mail addressed as set forth above.

     11.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      11.5 If any provisions of this Agreement shall be held unenforceable, such holding shall not affect the enforceability of any other provisions herein as long as the unenforceable provision(s) does not materially affect the rights granted in this Agreement.

      11.6 Neither Party shall be responsible for delays or failures in performance resulting from acts beyond their reasonable control, including, without limitation, acts of God, strikes, riots. acts of war, epidemics, fire, communication line failures, earthquakes, floods, or other disasters.

     11.7 Failure of either Party to seek a remedy for the breach of any portion of this Agreement by the other Party shall not constitute a waiver of its rights with respect to the same or any subsequent breach.

     11.8 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one and the same Agreement.

     11.9 This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting this Agreement in construing or interpreting the provisions hereof.

     11.10 Each Party covenants that at any time, and from time to time, after the Effective Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other Party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement, including without limitation, delivering any instruments of conveyance, sale, transfer or assignment.

     11.11 This Agreement, including the Exhibits attached hereto, contains the entire understanding and agreement of the Parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements between them with respect thereto.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the dates shown proximate the execution signatures but which shall have the Effective Date shown above.

                   SCHEDULE A TO TECHNOLOGY LICENSE AGREEMENT

DESCRIPTION  OF  LICENSED  TECHNOLOGY:

1. The inventions, processes and methods covered by the claims of the Licensed Patents.

2. The Equine-Anti-Inflammatory Field Study conducted by Dr. G. Kaufman from August to October, 2000, as sponsored by WFY.

3.     [LIST  ANY  OTHER  FIELD  STUDIES,  MANUALS,  DOCUMENTATION.]

                        SCHEDULE B TO TECHNOLOGY LICENSE

Agreement Third parties that have rights in the Licensed

Technology: [to be supplied by NutraCea]

                                    EXHIBIT B

                         Claims in and to the Technology

Third parties that have rights in the Licensed

Technology: to be supplied by NutraCeal